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                                                         EX-10.3

            SECOND AMENDMENT TO ANHEUSER-BUSCH COMPANIES, INC.
           DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                (AS AMENDED AND RESTATED FEBRUARY 22, 1989)

The Anheuser-Busch Companies, Inc. Deferred Compensation Plan for
Non-Employee Directors (as amended and restated February 22,
1989) (the "Plan") hereby is amended as follows:

     1. By adding the following subsection (jj) to section 1 in appropriate alphabetical order:

          (jj) "Prime Rate" - The annual prime interest rate charged on commercial loans by The Boatmen's National
     Bank of St. Louis.

     2. By deleting section 3 in its entirety and substituting the following therefor:

     3.  Elections under the Plan
         ------------------------
          (a) Each Non-Employee Director who desires to participate in the Plan for a calendar year shall execute and deliver to the Secretary an appropriate election form designating the portion of Compensation for the calendar year to be deferred and the account(s) to which it is to be credited before the beginning of the calendar year. Failure to execute and deliver such a form before the beginning of a calendar year shall cause termination of any existing election to defer Compensation then in force, effective as of January 1 of the calendar year, subject to resumption of the Non-Employee Director's election to defer future Compensation as of the first day of any succeeding calendar month pursuant to section 3(c).

          (b) (1) Each Non-Employee Director for whom any Cash Account is maintained at any time during a calendar year shall execute and deliver to the Secretary an appropriate election form designating the Rate/Term combinations which shall apply to the amounts in the Non-Employee Director's Cash Accounts as provided for in section 5(d) for the calendar year.

               (2)  If a Non-Employee Director executes and
     delivers such a form before the beginning of a calendar year, it shall become effective as of January 1 of such calendar year. If a Non-Employee Director does not execute and deliver such a form before the beginning of a calendar year, the Non-Employee Director shall make such an election in connection with the Non-Employee Director's next election pursuant to section 3(a) or 3(c), whichever applies.

          (c) In addition to the elections provided for in sections 3(a) and (b), each Non-Employee Director may

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     from time to time execute and deliver to the Secretary
     an appropriate election form designating the portion of future Compensation to be deferred and the account(s) to which it is to be credited and the time and form of payment of Deferred Amounts attributable to such future Compensation.

          (d) (1) Any election under this section 3 shall be applicable on and after the first day of the month next following the month in which the election form is received by the Secretary.

               (2)  The receipt by the Secretary of a new
     election form shall constitute a revocation of any previously filed inconsistent form as to future Compensation, provided that a Non-Employee Director shall not be able to change the elections provided for in section 3(b) for a calendar year before the later of the first day of the following calendar year or the expiration of the fixed Term, if any, the Non-Employee Director chose for any Deferred Amounts subject to the election.

               (3)  No revocation of a prior election under
     the Plan shall be effective with respect to any Deferred Amount credited before the first day of the month next following the month in which notice of the revocation is received by the Secretary.

     3. By deleting section 5 in its entirety and substituting the following therefor:

     5.   Cash Account
          ------------
          (a)  Each Cash Account shall consist of the
     Deferred Amount credited under a specific election to defer.

          (b) Crediting of interest on Deferred Amounts in a Non-Employee Director's Cash Accounts shall be governed by this section 5.

          (c) (1) Before the beginning of each calendar year, the Company shall offer one or more combinations of interest rates (hereinafter "Rates") and time periods (hereinafter "Terms") which shall apply to Compensation allocated to Non-Employee Directors' Cash Accounts for the calendar year, to all Deferred Amounts allocated to the Non-Employee Director's Cash Accounts in prior calendar years which were subject to the Prime Rate as of the prior December 31, and to other Deferred Amounts allocated to the Non-Employee Director's Cash
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     Accounts as to which the previous Terms expired on
     December 31 of the prior calendar year.

               (2)  The fixed Rates and Terms for each
     calendar year shall be determined by the Chief
     Financial Officer of the Company and shall be identical to the Rates and Terms available for the calendar year under the Anheuser-Busch Executive Deferred
     Compensation Plan.

               (3)  All fixed Terms shall commence on a
     January 1 and expire on a December 31, provided that a Non-Employee Director's election of a fixed Rate after the first day of a calendar year shall not apply to any Deferred Amounts until the effective date of the election. For example: (i) if before January 1, 1995, a Non-Employee Director elects a combination of a 3-year Term and a 3% Rate for 1995, the 3% Rate shall apply to affected Deferred Amounts from January 1, 1995 through December 31, 1997; (ii) if a Non-Employee Director elects a combination of a 3-year Term and a 3% Rate as of April 1, 1995, the 3% Rate shall apply to affected Deferred Amounts from April 1, 1995 through December 31, 1997.

               (4)  The fixed Terms elected by a Non-
     Employee Director need not be limited to the deferral period for the amount subject to the Term elected. For example, a Non-Employee Director may elect a 10-year Term for an amount that will become payable after 5 calendar years.

               (5)  In addition to any fixed Rate/Term
     combinations provided for in this section 5(c), the Prime Rate shall be offered to Non-Employee Directors for each calendar year. Deferred Amounts subject to the Prime Rate shall be credited as of the end of each calendar quarter with an amount equal to the product of one-fourth of the Prime Rate in force at the end of that calendar quarter, multiplied by the average daily balance of such Deferred Amounts for that calendar quarter.

          (d) (1) Each Non-Employee Director shall elect among the Rate/Term combinations available under section 5(c) which shall apply to the Non-Employee Director's Compensation allocated to the Non-Employee Director's Cash Accounts for the calendar year, to all Deferred Amounts allocated to the Non-Employee Director's Cash Accounts in prior calendar years which were subject to the Prime Rate as of the prior December

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     31, and to other Deferred Amounts allocated to the Non-
     Employee Director's Cash Accounts in prior calendar years as to which the previous Terms expired on December 31 of the prior calendar year.

               (2) The number of Rate/Term combinations a Non-Employee Director may select for a calendar year shall not exceed the number of Rate/Term combinations a participant may select under the Anheuser-Busch Executive Deferred Compensation Plan for the same calendar year.

               (3) If a Non-Employee Director does not execute and deliver the appropriate election form before the beginning of a calendar year, the Non-Employee Director shall be deemed to have elected that any amounts subject to such an election as of the beginning of the calendar year be credited with the Prime Rate from January 1 of the calendar year until the effective date of the Non-Employee Director's next such election.

          (e) Interest shall accrue on the Deferred Amounts of a Non-Employee Director for each calendar year in accordance with the Non-Employee Director's elections as provided for in this section 5 until payment becomes due with respect to such amounts.

          (f) If any Cash Account is paid in installments pursuant to a Non-Employee Director's election, interest shall accrue on any balance thereof remaining to be paid in installments from time to time at the Rate in effect with respect to such Cash Account on the day prior to the due date of the first installment.

This Second Amendment shall be effective from and after January 1, 1994.

IN WITNESS WHEREOF, Anheuser-Busch Companies, Inc. has caused this Amendment to be executed this 22d day of December, 1993.
                                   ---

                                ANHEUSER-BUSCH COMPANIES, INC.



                                By s/JERRY E. RITTER
                                   ------------------------------
                                   Executive Vice President,
                                   Chief Financial and
                                   Administrative Officer

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